Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Medical Nutrition USA, Inc.:


We consent to the incorporation by reference to the Registration Statements on Form S-8 (No. 333-134678) of our report dated April 14, 2006, with respect to the consolidated financial statements of Medical Nutrition USA, Inc. included in the Annual Report on Form 10-KSB for the year ended January 31, 2007.


/s/ Goldstein & Ganz, CPA's, P.C.

April 14, 2006
Great Neck, NY